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                                  [SBA LOGO]

                                     NEWS


                             FOR IMMEDIATE RELEASE

            SBA COMMUNICATIONS CORPORATION ANNOUNCES SECOND QUARTER
                              OPERATIONAL RESULTS

BOCA RATON, FLORIDA, July 9, 2001 (NASDAQ: SBAC) - SBA Communications Corporation ("SBA") reported that in the second quarter of 2001 it increased its tower portfolio by 415 towers to a total of 3,254 towers. Of the 415 towers added in the second quarter, 209 were newly built and 206 were existing towers acquired by SBA. The 206 towers were acquired in 25 separate transactions for an aggregate price of $70.1 million or approximately $340,000 per tower. Based on tenant leases executed as of June 30, 2001, same tower revenue growth for the trailing twelve months on the 1,660 towers SBA owned as of June 30, 2000 was 30%. With respect to the 2,839 towers owned at the beginning of the second quarter, SBA added 321 new tenant leases at an average initial monthly rental of $1,559, which is an annualized rate of .47 new tenants per tower on a broadband equivalent basis.

At June 30, 2001, SBA had agreements providing it with the right to acquire 407 additional existing towers in 37 separate transactions for an aggregate purchase price of $107.1 million, or approximately $263,000 per tower. These acquisitions are expected to close within the next six months. These numbers exclude SBA's option to purchase up to 100 additional towers from US Unwired later in the year. SBA is currently involved in projects for over 1,600 tower builds for its ownership throughout the nation, consisting of over 500 build-to-suit mandates from wireless carriers and the remainder sites SBA is developing through its strategic siting efforts.

SBA will hold a conference call to discuss these results on Tuesday, July 10, 2001 at 10:00 AM EDT. The U.S. call-in number is (888) 423-3271; the International call-in number is (612) 332-0718. The name of the conference call is "SBA 2nd Quarter Operational Results." You may also listen to this conference call via a webcast that can be accessed via the Internet at www.sbasite.com. Please allow time to register before the call begins. The replay will be available from July 10, 2001 at 5:00 p.m. through July 24, 2001 at 11:59 p.m. The U.S. telephone replay number is (800) 475-6701; the International replay number is (320) 365-3844. The access code is 594067.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA's primary focus is the construction of new towers and acquisition of existing towers for its own account. Since it was founded in 1989, SBA has participated in the development of over 15,000 antenna sites in the United States.

For additional information, please contact Pamela J. Kline, Vice President, Investor Relations, at 561-995-7670.
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Information Concerning Forward-Looking Statements

     This release contains forward-looking statements, including statements regarding the proposed closing dates for pending acquisitions and same tower revenue growth. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company's actual results and could cause the Company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company, including those cautionary statements and risk factors contained in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2000. With respect to proposed acquisitions, a number of factors, including without limitation, ongoing due diligence, third party consents and the lack of definitive documentation may affect the timing of consummation or whether such acquisitions are ever consummated (of which there can be no assurance). With respect to same tower revenue growth, a number of factors including without limitation the date of equipment installation may affect for financial statement purposes when or whether the Company recognizes on a going-forward basis the increased revenue.